PRELIMINARY TERM SHEET

RFMSI SERIES 2006-S8 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-S8

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor
(Commission File No. 333-131201)

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION
Trustee

BNP PARIBAS SECURITIES CORP.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF
YOU REQUEST IT BY CALLING TOLL-FREE 1 (888) 415-9217.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE  PROSPECTUS AND THE
PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET IS PRELIMINARY  AND IS SUBJECT TO COMPLETION
OR CHANGE PRIOR TO THE TIME OF SALE.

THE  INFORMATION  IN THIS FREE WRITING  PROSPECTUS,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO PURCHASE ANY OF THE OFFERED
CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT AND ANY OTHER FREE WRITING
PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES
IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS:

ANY  LEGENDS,  DISCLAIMERS  OR OTHER  NOTICES  THAT MAY APPEAR AT THE  BOTTOM OF THE EMAIL  COMMUNICATION  TO WHICH  THIS FREE  WRITING
PROSPECTUS  IS  ATTACHED  RELATING  TO (1)  THESE  MATERIALS  NOT  CONSTITUTING  AN  OFFER  (OR A  SOLICITATION  OF AN  OFFER),  (2) NO
REPRESENTATION  THAT  THESE  MATERIALS  ARE  ACCURATE  OR  COMPLETE  AND MAY NOT BE  UPDATED  OR (3)  THESE  MATERIALS  POSSIBLY  BEING
CONFIDENTIAL  ARE NOT APPLICABLE TO THESE  MATERIALS AND SHOULD BE  DISREGARDED.  SUCH LEGENDS,  DISCLAIMERS OR OTHER NOTICES HAVE BEEN
AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM

SEPTEMBER 28, 2006

                             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY
                             CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE
                                          PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide  progressively  more detail:

         -        the related base prospectus,  dated August 21, 2006 which provides general  information,  some of which may not apply to the offered certificates;

         -        the term sheet supplement,  dated September 8, 2006, which provides general  information about series of certificates issued pursuant to the  depositor's  "Jumbo A" fixed rate program,  or the S Program,  some of which may not apply to the offered certificates; and

         -        this term sheet, which describes terms applicable to the classes of offered certificates  described herein,  provides a description of certain  collateral  stipulations  regarding the mortgage loans and the parties to the  transaction, and provides other information related to the offered certificates.

This term sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not  contain  all of the information  that you should  consider in making your  investment  decision.  To understand  all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus filed by the depositor has been filed in connection with prior series of certificates issued under the S program, and may be found on, the SEC's website at  www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131201.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Defined terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

THE INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE  CERTIFICATES,
SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS  RELATING TO THE CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET
IS  PRELIMINARY,  AND IS SUBJECT  TO  COMPLETION  OR  CHANGE.  THIS TERM  SHEET IS BEING  DELIVERED  TO YOU SOLELY TO PROVIDE  YOU WITH
INFORMATION  ABOUT THE  OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND THE TERM SHEET  SUPPLEMENT  AND TO SOLICIT AN
OFFER TO PURCHASE THE  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT
CONSTITUTE A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE  ACCEPTED YOUR OFFER TO PURCHASE THE
CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE DEPOSITOR AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE
ISSUING ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING THEM
MAY CHANGE (DUE, AMONG OTHER THINGS,  TO THE POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR DEFAULTED
OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES OF
CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE
ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION
TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE
MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE
ISSUING ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE
COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING
FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER  THE ISSUER OF THE  CERTIFICATES  NOR ANY OF ITS  AFFILIATES  PREPARED,  PROVIDED,  APPROVED  OR VERIFIED  ANY  STATISTICAL  OR
NUMERICAL  INFORMATION  PROVIDED  HEREIN,  ALTHOUGH THAT  INFORMATION MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUER OR
ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks  associated  with that class.  The offered certificates are complex securities.  You should possess,  either alone or together with an investment advisor, the expertise necessary to evaluate the  information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered certificates  in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things, all of the  applicable  risk factors in  connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

This is an Excess Transaction as described in the term sheet supplement.

                                                  OFFERED CERTIFICATES
-------------------------------------------------------------------------------------------------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
   CLASS          PASS-THROUGH             INITIAL              INITIAL RATING                   DESIGNATIONS
                                         CERTIFICATE         (MOODY'S/STANDARD &
                      RATE            PRINCIPAL BALANCE         POOR'S/FITCH)
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
CLASS A CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-1                   5.50%                  $34,400,000         Aaa/AAA/AAA                   Senior/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-2               Variable Rate              $25,000,000         Aaa/AAA/AAA             Senior/Floater/Adjustable Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
                                                                                            Senior/Inverse Floater/
A-3               Variable Rate                 Notional         Aaa/AAA/AAA             Interest Only/Adjustable Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-4                   6.00%                     Notional         Aaa/AAA/AAA            Senior/Interest Only/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-5                   6.00%                   $2,600,000         Aaa/AAA/AAA           Senior Support/Lockout/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-6                   6.00%                  $37,400,000         Aaa/AAA/AAA            Super Senior/Lockout/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-7                   0.00%                   $6,250,000         Aaa/AAA/AAA                 Senior/Principal Only
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-8                   5.50%                  $60,000,000         Aaa/AAA/AAA                   Senior/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-9                   6.00%                     Notional         Aaa/AAA/AAA            Senior/Interest Only/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-10                  6.00%                  $58,750,000         Aaa/AAA/AAA                   Senior/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-11              Variable Rate              $53,340,000         Aaa/AAA/AAA             Senior/Floater/Adjustable Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-12              Variable Rate                 Notional         Aaa/AAA/AAA                Senior/Inverse Floater/
                                                                                         Interest Only/Adjustable Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-13              Variable Rate              $50,080,000         Aaa/AAA/AAA             Senior/Floater/Adjustable Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
                                                                                       Senior/Inverse Floater/Adjustable
A-14              Variable Rate              $12,520,000         Aaa/AAA/AAA                          Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-15                  6.00%                   $8,546,000         Aaa/AAA/AAA                   Senior/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-16                  6.00%                  $51,000,000         Aaa/AAA/AAA                   Senior/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-P                    0.00%                    $773,947         Aaa/AAA/AAA                Senior/Principal Only
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-V               Variable Rate                 Notional         Aaa/AAA/AAA          Senior/Interest Only/Variable Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total Class A Certificates:                 $400,659,947
------------------------------------- ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
CLASS R CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
R-I                   6.00%                         $100         Aaa/AAA/AAA              Senior/Residual/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
R-II                  6.00%                         $100         Aaa/AAA/AAA              Senior/Residual/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total senior certificates:                  $400,660,147
------------------------------------- ------------------- --------------------------- -----------------------------------
CLASS M CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
M-1                   6.00%                   $8,949,900           NA/NA/AA                  Mezzanine/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
M-2                   6.00%                   $2,497,600           NA/NA/A                   Mezzanine/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
M-3                   6.00%                   $1,665,000          NA/NA/BBB                  Mezzanine/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total Class M Certificates:                  $13,112,500
------------------------------------- ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total offered certificates:                 $413,772,647
------------------------------------- ------------------- --------------------------- -----------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                              NON-OFFERED CERTIFICATES(1)
-------------------------------------------------------------------------------------------------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
CLASS B CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
B-1                   6.00%                     $832,500           NA/NA/BB                 Subordinate/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
B-2                   6.00%                     $832,500           NA/NA/B                  Subordinate/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
B-3                   6.00%                     $832,797           NA/NA/NA                 Subordinate/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total Class B Certificates:                   $2,497,797
------------------------------------- ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total offered and
non-offered certificates:                   $416,270,444
------------------------------------- ------------------- --------------------------- -----------------------------------

(1)  The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

     With respect to any date of  determination,  the Notional Amount of the Class A-V  Certificates  is equal to the aggregate  Stated
Principal  Balance of the mortgage loans  immediately  prior to that date. The initial  Notional Amount of the Class A-V Certificate is approximately  $416,270,444.  With respect to any date of determination,  the Notional Amount of the Class A-3 Certificates is equal to the Certificate  Principal  Balance of the Class A-2  Certificates  immediately  prior to that date. The initial Notional Amount of the
Class A-3 Certificates is approximately  $25,000,000.  With respect to any date of determination,  the Notional Amount of the Class A-4
Certificates is equal to 1/12th of the Certificate  Principal  Balance of the Class A-1  Certificates  immediately  prior to that date.
The initial  Notional Amount of the Class A-4  Certificates is  approximately  $2,866,667.  With respect to any date of  determination, the  Notional  Amount  of the  Class  A-9  Certificates  is equal to  1/12th  of the  Certificate  Principal  Balance  of the Class A-8
Certificates  immediately  prior to that date. The initial Notional Amount of the Class A-9  Certificates is approximately  $5,000,000.
With respect to any date of  determination,  the Notional Amount of the Class A-12  Certificates is equal to the Certificate  Principal
Balance of the Class A-11  Certificates  immediately  prior to that date. The initial Notional Amount of the Class A-12 Certificates is approximately  $53,340,000.  Reference to a Notional  Amount with respect to any Interest Only  Certificates  is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

     The holders of the Class A-11  Certificates may benefit from a series of interest rate cap payments from BNP Paribas pursuant to a yield  maintenance  agreement or on deposit in the yield  maintenance  reserve  fund.  The yield  maintenance  agreement is intended to partially  mitigate  the interest  rate risk that could result from the  difference  between  one-month  LIBOR (up to a maximum rate of
8.90% per annum) and 5.40% per annum.  Payments,  if any, due on the yield  maintenance  agreement  will  commence on the  distribution date in October 2006.  The yield maintenance agreement will terminate after the distribution date in September 2016.

     From the distribution  date in October 2006 through and including the distribution  date in September 2016, the pass-through  rate on the Class A-11  Certificates  will be subject to a maximum rate (the "Adjustable Funds Cap") equal to 6.00% per annum, plus amounts, if any, paid under the yield maintenance  agreement and on deposit in the yield  maintenance  reserve fund up to an amount equal to the product of (a) the certificate  principal balance of the Class A-11 Certificates  immediately prior to that distribution  date, (b) the positive excess of (i) the lesser of (x) LIBOR and (y) 8.90% per annum,  over (ii) 5.40% per annum,  and (c) a fraction,  the numerator of which is 30 and the denominator of which is 360,  expressed as a per annum rate; with respect to any  distribution  date thereafter, the maximum rate will be 6.00% per annum.

-------------------------------------------------------------------------------------------------------------------------
                                 COLLATERAL STIPULATIONS--MORTGAGE POOL CHARACTERISTICS
-------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------ ------------------------------------

------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
MORTGAGE LOAN TYPE:                                                                          30 Year Fixed Rate
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE EXCLUDING DISCOUNT FRACTION OF DISCOUNT               approximately $416,000,000
MORTGAGE LOANS (+/- 10%):
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                          6.550%
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 0.10):                                                        6.000%
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):                                                    358
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):                                                      71.50%
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
CALIFORNIA CONCENTRATION MAXIMUM:                                                                  35.00%
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                                                    70.0%
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
CASH OUT REFINANCE (+/- 10):                                                                       30.00%
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
SINGLE FAMILY DETACHED (+/- 5):                                                                    91.00%
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
SECOND/VACATION HOME (+/- 4)                                                                        5.00%
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
INVESTOR PROPERTY:                                                                                  0.00%
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
WEIGHTED AVERAGE FICO (+/- 10):                                                                      737
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                                                              30.00%
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                                          $510,000
------------------------------------------------------------------------------------ ------------------------------------
------------------------------------------------------------------------------------ ------------------------------------
PREPAYMENT PENALTIES :                                                                              less than 5%
------------------------------------------------------------------------------------ ------------------------------------

The percentages set forth above, other than any weighted averages, are percentages of the aggregate principal balance of the actual mortgage loan pool to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.  Any weighted average is weighted based on the principal balance of the actual mortgage loans to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The number expressed in parenthesis for a category above reflects the amount by which the number or percentage set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing Date.  For example, the Second/Vacation Home percentage could vary from 1% to 9% of the aggregate principal balance of the actual mortgage loan pool to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The percentage expressed in parenthesis for a category above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing Date.  For example, the Aggregate Stated Principal
Balance of the mortgage loans included in the trust, excluding the Discount Fraction of the Discount Mortgage Loans, on the Closing
Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

CERTAIN TRANSACTION INFORMATION

OFFERED CERTIFICATES:               The Class A  Certificates  (other  than the Class A-V and Class A-P  Certificates)  and the Class R
                                    Certificates.

UNDERWRITER:                        BNP Paribas  Securities Corp. BNP Paribas  Securities Corp. will purchase the offered  certificates
                                    (other than a de minimis portion  thereof) on the closing date,  subject to the satisfaction of the conditions set forth in the underwriting agreement.

SIGNIFICANT SERVICERS:              HomeComings Financial Network, Inc., a wholly-owned  subsidiary of Residential Funding, is expected to subservice  more than 20% of the mortgage  loans.  GMAC  Mortgage  Corporation,  a  wholly-owned subsidiary of Residential Funding Corporation, may subservice a portion of the mortgage loans.

SIGNIFICANT ORIGINATORS:            Originators  that  originated  10% or more of the  mortgage  loans  include  HomeComings  Financial
                                    Network, Inc., a wholly-owned subsidiary of Residential Funding.

YIELD MAINTENANCE AGREEMENT
PROVIDER:                           BNP Paribas.

CUT-OFF DATE:                       September 1, 2006.

CLOSING DATE:                       On or about September 28, 2006.

DISTRIBUTION DATE:                  25th of each month,  or the next  business  day if such day is not a business  day,  commencing  in
                                    October 2006.

FORM OF CERTIFICATES:               Book-entry: Class A, Class A-P, Class A-V and Class M Certificates.
                                    Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:              Investors may hold the beneficial  interests in the Class A  Certificates,  other than any class of
                                    Interest Only Certificates and any class of Retail  Certificates,  Class M-1 Certificates and Class
                                    A-P  Certificates in minimum  denominations  representing an original  principal amount of $100,000 and integral  multiples of $1 in excess  thereof.  Class M-2 and Class M-3  Certificates in minimum denominations  of $250,000 and integral  multiples of $1 in excess thereof.  Class A-V Certificates
                                    and  any  other  class  of  Interest  Only  Certificates:   $2,000,000  notional  amount.  Class  R
                                    Certificates: 20% percentage interests.

                                    Any class of Class A Certificates that may be issued in minimum  denominations of less than $25,000 are  referred  to  herein  as  "Retail  Certificates"  and  are not  offered  hereby.  The  minimum denomination for any class of Retail Certificates will be set forth in the prospectus supplement.

SENIOR CERTIFICATES:                Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:           Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3. The  Subordinate  Certificates
                                    will provide credit enhancement to the Senior Certificates.

ERISA:                              Subject  to the  considerations  contained  in the term sheet  supplement,  the Class A and Class M
                                    Certificates may be eligible for purchase by persons  investing assets of employee benefit plans or individual  retirement  accounts.  Sales of the Class R  Certificates  to such plans or  retirement accounts  are  prohibited,  except  as  permitted  in  "ERISA  Considerations"  in the  term  sheet supplement.

                                    See "ERISA Considerations" in the term sheet supplement and in the related base prospectus.

SMMEA:                              When issued the offered  certificates  rated in at least the second highest rating  category by one of the rating  agencies  will be  "mortgage  related  securities"  for  purposes  of the  Secondary
                                    Mortgage Market  Enhancement Act of 1984, or SMMEA, and the remaining  classes of certificates will not be "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment" in the term sheet supplement and "Legal Investment  Matters" in the related base prospectus.

TAX STATUS:                         For  federal  income tax  purposes,  the  depositor  will  elect to treat the  portion of the trust consisting of the related  mortgage loans and certain other  segregated  assets as one or more real
                                    estate  mortgage  investment  conduits.   The  offered   certificates,   other  than  the  Class  R
                                    Certificates,  will represent  ownership of regular interests in a real estate mortgage  investment conduit and  generally  will be treated as  representing  ownership of debt for federal  income tax purposes.  You will be required to include in income all interest and original issue  discount,  if any, on such  certificates in accordance  with the accrual method of accounting  regardless of your usual methods of  accounting.  For federal income tax purposes,  the Class R  Certificates  for any series will represent residual interests in a real estate mortgage investment conduit.

                                    For further  information  regarding the federal income tax consequences of investing in the offered certificates,  including  important  information  regarding  the  tax  treatment  of  the  Class  R
                                    Certificates,  see "Material  Federal Income Tax  Consequences" in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates will be provided by the subordination of the Class M and Class B Certificates,  as and
to the extent  described in the term sheet  supplement.  Most realized  losses on the mortgage loans will be allocated to the Class B-3
Certificates,  then to the Class B-2  Certificates,  then to the Class B-1 Certificates,  then the Class M-3 Certificates,  then to the
Class M-2 Certificates,  and then to the Class M-1 Certificates,  to the extent such class has a certificate  principal balance greater than zero.  When this occurs,  the  certificate  principal  balance of the class to which the loss is  allocated is reduced,  without a corresponding payment of principal.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans will be allocated  among the Senior  Certificates in accordance  with their  respective  remaining  certificate  principal  balances or accrued interest, subject to the special rules described in the term sheet supplement.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters  such as floods and  earthquakes, fraud in the  origination  of a mortgage  loan, or some losses  related to the bankruptcy of a mortgagor will be allocated as described in the preceding  paragraphs only up to specified  amounts.  Losses of these types in excess of the specified amounts and losses due to other  extraordinary  events will be allocated  proportionately  among all outstanding  classes of certificates except as stated in the term sheet  supplement.  Therefore,  the Subordinate  Certificates do not act as credit  enhancement  for the Senior  Certificates  for these losses.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer  does not receive the full  scheduled  payment on a mortgage  loan,  the Master  Servicer  will advance  funds to cover the amount of the scheduled  payment that was not made.  However,  the Master  Servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination date is less than 10% of their  aggregate  stated  principal  balance as of the cut-off date, the master  servicer may, but will not be required to:

         o        purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate principal  balance of the  certificates in full with accrued  interest,  as and to the extent  described in the term sheet  supplement.
However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall  to the holders of the most  subordinate classes of certificates  outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing  Agreement--Termination"  in the term sheet supplement and "The Pooling and Servicing  Agreement--Termination;
Retirement of Certificates" in the related base prospectus.

INTEREST DISTRIBUTIONS

   Holders of each class of Senior Certificates other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the
Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of
Senior Certificates entitled to interest distributions.  Holders of the Class A-11 Certificates will also be entitled to receive payments, if any, made pursuant to the yield maintenance agreement and on deposit in the yield maintenance reserve fund.

   Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued
Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date remaining after distributions of interest and principal to the Senior Certificates, reimbursements for some
Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

   As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

   The Principal Only Certificates are not entitled to distributions of interest.

   The pass-through rates on all classes of offered certificates, other than the Adjustable Rate, Variable Strip Certificates and
Principal Only Certificates, are fixed.

         The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

           (1) The  pass-through  rate on the Class A-2  Certificates  with respect to the initial Interest Accrual Period is 5.63% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.30%, with a maximum rate of 7.50% per annum and a minimum rate of 0.30% per annum.

           (2) The  pass-through  rate on the Class A-3  Certificates  with respect to the initial Interest Accrual Period is 1.87% per annum, and as to any Interest Accrual Period thereafter,  will be a per annum rate equal to 7.20% minus LIBOR, with a maximum rate of 7.20% per annum and a minimum rate of 0.00% per annum.

           (3) The pass-through  rate on the Class A-11  Certificates  with respect to the initial Interest Accrual Period is 5.93% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate equal to the Available Funds Cap and a minimum rate of 0.60% per annum.

           (4) The pass-through  rate on the Class A-12  Certificates  with respect to the initial Interest Accrual Period is 0.07% per annum, and as to any Interest Accrual Period thereafter,  will be a per annum rate equal to 5.40% minus LIBOR, with a maximum rate of 5.40% per annum and a minimum rate of 0.00% per annum.

           (5) The pass-through  rate on the Class A-13  Certificates  with respect to the initial Interest Accrual Period is 5.68% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.35%, with a maximum rate of 7.50% per annum and a minimum rate of 0.35% per annum.

           (6) The pass-through  rate on the Class A-14  Certificates  with respect to the initial Interest Accrual Period is 7.28% per annum,  and as to any  Interest  Accrual  Period  thereafter,  will be a per annum rate equal to 28.6%  minus the product of 4 and
     LIBOR, with a maximum rate of 28.6% per annum and a minimum rate of 0.00% per annum.

The Accrued  Certificate  Interest allocable to each class of certificates,  other than the Principal Only Certificates,  which are not entitled to  distributions  of interest,  is based on the Certificate  Principal  Balance of that class or, in the case of the Interest
Only Certificates, on the Notional Amount of that class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

   The holders of the Senior Certificates, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date and to the extent of the portion of the Available Distribution
Amount remaining after the distribution of the Senior Interest Distribution Amount, a distribution allocable to principal equal to the sum of the Senior Principal Distribution Amount and the Class A-P Principal Distribution Amount.

   After the distribution of the Senior Interest Distribution Amount, distributions of principal on the Senior Certificates on each distribution date will be made as follows:

(a)      Prior to the occurrence of the Credit Support Depletion Date:

         (i)      the Class A-P Principal Distribution Amount will be distributed to the Class A-P Certificates,  until the Certificate
Principal Balance of the Class A-P Certificates has been reduced to zero;

         (ii)     from the remaining  Available  Distribution  Amount,  the Senior  Principal  Distribution  Amount will be distributed concurrently as follows:

                  (A)      first,  to the  Class A-5 and  Class  A-6  Certificates,  pro rata,  in  accordance  with  their  respective
         Certificate  Principal  Balances,  an amount up to the  Lockout  Amount  for that  distribution  date,  until the  Certificate
         Principal Balances thereof have been reduced to zero;

                  (B)      second, to the Class R-I and Class R-II  Certificates,  sequentially,  in that order,  until the Certificate
         Principal Balances thereof have been reduced to zero;

                  (C)      third, the balance of the Senior Principal  Distribution  Amount remaining after the distributions,  if any, described in clause (a)(ii)(B) above, will be distributed concurrently as follows:

                                    (1)     14.8213600973642%  of the amount described in clause  (a)(ii)(C) will be distributed to the
                           Class A-11 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                                    (2)     85.1786399026358%  of the amount described in clause  (a)(ii)(C) will be distributed in the following order of priority:

                                            (x)      first, concurrently as follows:

                                                     (i)  9.78297449382890%  of the amount  described in clause  (a)(ii)(C)(2)  will be distributed  to the  Class  A-2  Certificates,  until  the  Certificate  Principal
                                                     Balance thereof has been reduced to zero;

                                                     (ii)  2.44574362345722%  of the amount described in clause  (a)(ii)(C)(2)  will be distributed  to the  Class  A-7  Certificates,  until  the  Certificate  Principal
                                                     Balance thereof has been reduced to zero;

                                                     (iii)  3.34421200097047%  of the amount described in clause  (a)(ii)(C)(2) will be distributed  to the  Class  A-15  Certificates  until  the  Certificate  Principal
                                                     Balance thereof has been reduced to zero;

                                                     (iv)  46.46912884568727%  of the amount described in clause  (a)(ii)(C)(2) will be distributed to the Class A-8 and Class A-10  Certificates,  sequentially,  in that order,  until the  Certificate  Principal  Balances  thereof  have been reduced to zero; and

                                                     (v)  37.95794103605613%  of the amount described in clause  (a)(ii)(C)(2)  will be distributed in the following order of priority;

                                                              (a)      first,  an amount up to $120,  to the Class  A-13 and Class A-14
                                                              Certificates,  pro rata, in accordance with their respective  Certificate
                                                              Principal  Balances  thereof,  until the Certificate  Principal  Balances thereof have been reduced to zero;

                                                              (b)      second,  with respect to any  distribution  date occurring on or after the  distribution  date in October  2008, an amount up to $690,000, to the Class A-1  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                                                              (c)      third, to the Class A-13 and Class A-14 Certificates,  pro rata, in  accordance  with  their  respective  Certificate  Principal  Balances thereof,  until the  Certificate  Principal  Balances  thereof  have been reduced to zero; and

                                                              (d)      fourth,  to the Class A-1  Certificates,  until the  Certificate
                                                              Principal Balance thereof has been reduced to zero; and

                                            (y)      second, to the Class A-16  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero; and

                  (D)      fourth,  to the Class A-5 and  Class  A-6  Certificates,  pro rata,  in  accordance  with  their  respective
         Certificate  Principal  Balances and without regard to the Lockout Amount for that  distribution  date,  until the Certificate
         Principal Balances thereof have been reduced to zero.

(b)      On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates will be disregarded.  Instead, an amount equal to the Class A-P
Principal Distribution Amount will be distributed to the Class A-P Certificates, and then the Senior Principal Distribution Amount will be distributed to the Senior Certificates remaining, other than the Class A-P Certificates, pro rata, in accordance with their respective outstanding Certificate Principal Balances.

(c)      After reduction of the Certificate  Principal Balances of the Senior Certificates,  other than the Class A-P Certificates,  to zero but prior to the Credit Support Depletion Date, the Senior Certificates,  other than the Class A-P Certificates,  will be entitled to no further  distributions  of principal and the Available  Distribution  Amount will be paid solely to the holders of the Class A-P,
Variable Strip, Class M and Class B Certificates.